SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

545 Washington Boulevard

Jersey City, New Jersey 07310

(Address of principal executive offices, including zip code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On December 19, 2012, Knight Capital Group, Inc., a Delaware corporation (“Knight”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Knight, GETCO Holding Company, LLC, a Delaware limited liability company (“GETCO”) and GA-GTCO, LLC (“GA-GTCO”), a Delaware limited liability company and an entity through which General Atlantic owns units of GETCO. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Knight, GETCO and GA-GTCO will effect a strategic transaction by which Knight, GETCO and a successor entity to GA-GTCO will each become wholly owned subsidiaries of a newly-formed corporation (“Holdco”). Holdco will be a publicly traded company, with its shares listed on the New York Stock Exchange.

Pursuant to the Merger Agreement, and promptly following the date thereof, Knight will form Holdco, a new Delaware corporation as a wholly owned subsidiary of Knight. Holdco will then form a new Delaware corporation as a wholly owned subsidiary of Holdco (“Merger Sub A”) and two new Delaware limited liability companies as wholly owned subsidiaries of Holdco (“Merger Sub B” and “Merger Sub C,” respectively). At the effective time of the transactions contemplated by the Merger Agreement (the “Effective Time”), Merger Sub A will merge with and into Knight (the “Knight Merger”), Merger Sub B will merge with and into GETCO (the “GETCO Merger”) and GA-GTCO will merge with and into Merge Sub C (the “GA-GTCO Merger,” and, together with the Knight Merger and the GETCO Merger, the “Mergers”). Each of Knight, GETCO and Merger Sub C will survive its respective Merger as a wholly owned subsidiary of Holdco.

Subject to the terms and conditions of the Merger Agreement, upon completion of the Mergers, Knight shareholders will have the right to receive, at their election (but subject to customary procedures applicable to oversubscription for cash consideration and certain limitations on prospective equity grants), (A) $3.75 per share in cash, without interest, or (B) one share of common stock of Holdco ((A) and (B) together, the “Merger Consideration”), in each case for each share of Knight Class A common stock (the “Knight Common Stock”) held by them at the Effective Time. The cash consideration will be subject to pro-ration if the holders of more than 66.7% of the Knight Common Stock entitled to receive the Merger Consideration elect to receive the cash consideration. In connection with the Merger Agreement, Jefferies & Company, Inc. and Jefferies High Yield Trading, LLC (collectively, “Jefferies”), entered into an agreement with GETCO whereby Jefferies agreed that if the cash consideration is oversubscribed, Jeffries will limit the percentage of shares of Knight Common Stock owned by Jefferies that will convert into cash to not more than 50% of the total shares of Knight Common Stock owned by Jefferies. Each outstanding share of Knight Series A-1 Cumulative Perpetual Convertible Preferred stock (the “Knight A-1 Preferred Stock”) and Knight Series A-2 Non-Voting Cumulative Perpetual Convertible Preferred Stock will be converted into the right to receive one share of Series A-1 preferred stock or Series A-2 preferred stock of Holdco, as applicable, having rights and preferences that are not materially less favorable than the Knight preferred stock. GETCO holders and GA-GTCO holders will have the right to receive, in aggregate, (i) approximately 233 million shares of Holdco common stock and (ii) 75 million warrants for shares of Holdco common stock (the “Warrants”). The Warrants will be divided evenly between three classes: 25 million warrants with a $4.00 exercise price and a four-year term; 25 million warrants at a $4.50 exercise price and a five-year term; and 25 million warrants at a $5.00 exercise price and a six-year term. The board of directors of each of GETCO and Knight has adopted a resolution recommending the adoption of the Merger Agreement by their respective equityholders.

Upon completion of the Mergers, each outstanding Knight stock option (whether or not vested) will be converted into an option in respect of Holdco common stock with the same exercise price and number of underlying shares. Each Knight restricted share, restricted stock unit, deferred stock unit and phantom unit will be converted into a mirror security with underlying Holdco common stock. Each GETCO restricted stock unit, deferred stock unit and phantom unit will be converted into a mirror security with underlying Holdco common stock.

The Merger Agreement contains customary representations and warranties from Knight, GETCO and GA-GTCO that are qualified by the confidential disclosures provided in connection with the Merger Agreement, as well as certain disclosures included in Knight’s reports filed with the United States Securities and Exchange Commission (the “SEC”). In addition, Knight and GETCO have agreed to various customary covenants and agreements, including (1) to conduct their businesses in the ordinary course in all material respects during the interim period between the execution of the Merger Agreement and the consummation of the Mergers, (2) not to take certain actions during this period (without the prior written consent of the non-engaging party), (3) subject to certain exceptions, not to initiate, solicit, encourage or knowingly facilitate any alternative proposal, (4) to convene and hold a meeting of their respective equityholders to consider and vote upon the Merger Agreement and the Mergers and (5) subject to certain exceptions, to recommend that their equityholders approve the Merger Agreement.

The consummation of the transactions contemplated by the Merger Agreement, including the Mergers, is subject to conditions, including, among others (1) the approval of the Merger Agreement by 70% of the outstanding GETCO units entitled to vote thereon, (2) the approval of the Merger Agreement by the majority of the outstanding Knight Common Stock and Knight A-1 Preferred Stock, voting as a single class on an as-converted basis (as well as the approval of the holders of the Knight A-1 Preferred Stock, voting separately as a class, if required); (3) the listing of the shares of Holdco common stock to be issued in the Mergers and issuable upon exercise of the Warrants on the New York Stock Exchange, subject to official notice of issuance; (4) the effectiveness of the registration statement on Form S-4 registering the shares of Holdco common stock to be issued in the Mergers; (5) the receipt of all required regulatory approvals; (6) the absence of any law, order or injunction prohibiting the completion of the Mergers; (7) the accuracy of the other parties’ representations and warranties, generally subject to a “Material Adverse Effect” standard; material compliance by each of the other parties with its obligations under the Merger Agreement; and receipt of officer’s certificates attesting to the same; (8) the execution of a definitive agreement with respect to the Warrants and a Registration Rights Agreement between Holdco and the Principal Unitholders (as defined below)and (9) the receipt of an opinion from each party’s counsel as to certain tax matters.

The Merger Agreement may be terminated at any time prior to the Effective Time by mutual consent of the parties, and by Knight and GETCO in the following limited circumstances: (1) if the closing has not occurred within an agreed period of time (the “Outside Date”); (2) if there is any final, non-appealable injunction prohibiting the closing, or if a required regulatory approval has been denied on a final and non-appealable basis; (3) if there is a breach by the other party of any of its covenants or representations that would result in the failure of a closing condition and such breach is not cured in 30 days, or by the Outside Date, whichever is sooner; (4) if (a) the other party’s board of directors fails to recommend the approval of the Merger Agreement to its shareholders, (b) the other party fails to comply with its obligation to call a meeting of its shareholders to vote on the Merger Agreement or its obligation to not solicit alternative transactions or (c) the other party approves, recommends or endorses an alternative transaction or acquisition proposal; or (5) if the Merger Agreement is not approved by Knight’s shareholders or GETCO’s unitholders at meetings called for such purpose. Upon termination of the Merger Agreement under certain limited circumstances, Knight or GETCO will be obligated to pay to the other party a termination fee of $53 million.

Upon consummation of the transaction, the Holdco Board of Directors will consist of nine directors: (1) four directors selected by the current Knight Board of Directors (which shall include Thomas M. Joyce); (2) two directors selected by GA-GTCO; (3) the Chief Executive Officer of Holdco; (4) Stephen Schuler; and (5) Dan Tierney. Following the Mergers, Daniel Coleman will serve as Chief Executive Officer of Holdco and Thomas M. Joyce will serve as Executive Chairman of the Holdco.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement and not establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (i) will not survive consummation of the Merger, unless otherwise specified in the Merger Agreement, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Knight’s public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Knight, GETCO or GA-GTCO, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Knight, GETCO, GA-GTCO, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a Joint Proxy Statement of Knight and GETCO, as well as in the Forms 10-K, Forms 10-Q and other filings that Knight makes with the SEC.

Voting and Support Agreements

Concurrently with the execution of the Merger Agreement, GA-GTCO, Stephen Schuler and Dan Tierney (together, the “Principal Unitholders”) have entered into Voting and Support Agreements with Knight, pursuant to which such Principal Unitholders have generally agreed, subject to the terms set forth therein, to vote their GETCO units in favor of the Merger Agreement and the Mergers and against alternative transactions and generally prohibits the Principal Unitholders from transferring their GETCO Units prior to the consummation of the Mergers. Each of these agreements will terminate upon the earlier of the consummation of the Mergers and the termination of the Merger Agreement in accordance with its terms.

Also concurrently with the execution of the Merger Agreement, TD Ameritrade Holding Corporation (“TD Ameritrade”), a stockholder of Knight, entered into a Voting and Support Agreement with GETCO, pursuant to which TD Ameritrade generally agreed, subject to the terms set forth therein, to vote its Knight shares in favor of the Merger Agreement and the Mergers. The Voting and Support Agreement entered into by TD Ameritrade is otherwise substantially similar to the Voting and Support Agreements entered into by the Principal Unitholders.

The foregoing summary of the Principal Unitholders’ Voting and Support Agreements does not purport to be complete and is qualified in its entirety by the text of such agreements, a form of which is attached hereto as Exhibit 99.1and is incorporated herein by reference.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

(e)

In connection with the execution of the Merger Agreement, Knight entered into a letter agreement with Thomas M. Joyce, its Chief Executive Officer, to amend Mr. Joyce’s employment letter agreement with Knight, dated as of March 31, 2009. The amendment provides for the extension of the term of the employment letter agreement so as to expire on the earlier of (i) the consummation of the Mergers and (ii) December 31, 2014 on its existing terms; provided, however, that upon the consummation of the Mergers, Mr. Joyce will be entitled to a lump sum retention payment of $7,500,000 in lieu of his right to receive the severance payments and benefits set forth in paragraph 7(b) of his employment letter agreement. Upon the consummation of the Mergers, the employment letter agreement will, except for certain provisions of the employment letter agreement that specifically survive, immediately terminate. In the event that the Merger Agreement is terminated, Mr. Joyce’s right to the retention payment described above will be void and of no force and effect.

The foregoing summary of the letter agreement with Mr. Joyce does not purport to be complete and is qualified in its entirety by the text of such letter agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These “forward-looking statements” are not historical facts and are based on current expectations, estimates and projections about the parties’ industry, management beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the August 1, 2012 technology issue at Knight that resulted in Knight sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market and the impact to Knight’s capital structure and business as well as actions taken in response thereto and consequences thereof, risks associated with Knight’s ability to recover all or a portion of the damages that are attributable to the manner in which NASDAQ OMX handled the Facebook IPO, risks associated with changes in market structure, legislative, regulatory or financial reporting rules, risks associated with past or future changes to organizational structure and management and the costs, integration, performance and operation of businesses previously acquired or developed organically, or that may be acquired or developed organically in the future. Readers should carefully review the risks and uncertainties disclosed in Knight’s reports with the SEC, including, without limitation, those detailed under “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2011 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and in other reports or documents Knight or Holdco files with, or furnishes to, the SEC from time to time.

In addition to factors previously disclosed in Knight’s reports filed with the SEC and those identified elsewhere in this filing, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the mergers, including approval by Knight and GETCO shareholders, on the expected terms and schedule; delay in closing the mergers; difficulties and delays in integrating the Knight and GETCO businesses or fully realizing cost savings and other benefits; business disruption following the mergers; the inability to sustain revenue and earnings growth; customer and client actions; and the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures.

Important Additional Information

This communication is not a solicitation of a proxy from any stockholder of Knight or GETCO. In connection with the Merger Agreement Knight, GETCO and Holdco intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 filed by Holdco, which will contain a joint proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KNIGHT, GETCO, HOLDCO AND THE PROPOSED TRANSACTION. The Form S-4, including the joint proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by GETCO, Holdco or Knight with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to “Investor Relations,” Knight Capital Group, 545 Washington Boulevard, Jersey City, NJ 07310, or by accessing Knight’s website at www.knight.com under the heading “Investor Relations” and then under “SEC Filings.”

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

GETCO, Knight and Holdco and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Knight in connection with the proposed transaction. Information about Knight’s directors and executive officers is available in Knight’s definitive proxy statement, dated April 3, 2012, for its 2012 annual meeting of stockholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4 and the joint proxy statement/prospectus that Holdco will file with the SEC, when it becomes available.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 19, 2012, by and among GETCO Holding Company, LLC, GA-GTCO, LLC and Knight Capital Group, Inc.

10.1	Letter Agreement, by and between Thomas M. Joyce and Knight Capital Group, Inc., dated as of December 19, 2012

99.1	Form of Voting and Support Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KNIGHT CAPITAL GROUP, INC.

Date: December 21, 2012	By:	/s/ Andrew M. Greenstein
	Name:	Andrew M. Greenstein
	Title:	Managing Director, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 19, 2012, by and among GETCO Holding Company, LLC, GA-GTCO, LLC and Knight Capital Group, Inc.

10.1	Letter Agreement, by and between Thomas M. Joyce and Knight Capital Group, Inc., dated as of December 19, 2012

99.1	Form of Voting and Support Agreement